Exhibit 99(f)

SEMI-ANNUAL SERVICER’S CERTIFICATE

ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,
	$500,000,000 Transition Bonds, Series 2003-1

	Oncor Electric Delivery Company, as Servicer

       Pursuant to Section 4.01(c)(ii) of the Series 2003-1 Transition Property Servicing Agreement dated as of August 21, 2003 (the “Agreement”) between Oncor Electric Delivery Company, as Servicer and Oncor Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:

      Capitalized terms used herein have the respective meanings as set forth in the Agreement.  References herein to certain sections and subsections are references to the respective sections of the Agreement.

Collection Periods:		February 2013 to July 2013
Payment Date:		August 15, 2013
Today's Date:		August 6, 2013

1.	COLLECTIONS ALLOCABLE AND AGGREGATE AMOUNTS AVAILABLE FOR THE CURRENT PAYMENT DATE:
i.	Remittances for the February 2013 Series 2003-1 Collection Period					$4,556,870.40
ii.	Remittances for the March 2013 Series 2003-1 Collection Period					$4,494,527.06
iii.	Remittances for the April 2013 Series 2003-1 Collection Period					$4,667,076.87
iv.	Remittances for the May 2013 Series 2003-1 Collection Period					$4,214,933.39
v.	Remittances for the June 2013 Series 2003-1 Collection Period					$3,964,940.55
vi.	Remittances for the July 2013 Series 2003-1 Collection Period					$5,131,460.16
vii.	Remittances for the ___________ Series 2003-1 Collection Period after______________ (use 6 prior periods only)				$
viii.	Remittances for the ___________ Series 2003-1 Collection Period after______________ (use 6 prior periods only)				$
ix.	Remittances for the ___________ Series 2003-1 Collection Period after______________ (use 6 prior periods only)				$
x.	Remittances for the _____ Series 2003-1 Collection Period				$
xi.	Remittances for the _____ Series 2003-1 Collection Period				$
xii.	Investment Earnings on Series 2003-1 Collection Account:					$0.00
xiii.	Investment Earnings on Series 2003-1 Capital Subaccount					$124.60
xiv.	Investment Earnings on Series 2003-1 Overcollateralization Subaccount					$127.37
xv.	Investment Earnings on Series 2003-1 Reserve Subaccount:					$0.00
xvi.	Investment Earnings on Series 2003-1 General Subaccount					$2.85
xvii.	Series 2003-1 General Subaccount Balance (sum of i through xvi above):					$27,030,063.25

xviii.	Series 2003-1 Reserve Subaccount Balance as of Prior Series 2003-1 Payment Date					$0.00
xix.	Series 2003-1 Overcollateralization Subaccount Balance as of Prior Series 2003-1 Payment Date					$1,227,389.68
xx.	Series 2003-1 Capital Subaccount Balance as of Prior Series 2003-1 Payment Date					$2,500,000.00
xxi.	Series 2003-1 Collection Account Balance (sum of xvii. through xx above)					$30,757,452.93

2.	OUTSTANDING AMOUNTS AS OF PRIOR SERIES 2003-1 PAYMENT DATE:
i.	Class A-1 Outstanding Amount					$0.00
ii.	Class A-2 Outstanding Amount					$0.00
iii.	Class A-3 Outstanding Amount					$0.00
iv.	Class A-4 Outstanding Amount					$127,974,759.00
v.	Aggregate Outstanding Amount of All Series 2003-1 Bonds					$127,974,759.00

3.	REQUIRED FUNDING/PAYMENTS AS OF CURRENT PAYMENT DATE:
						PRINCIPAL
	SERIES 2003-1 PRINCIPAL					DUE
i.	Class A-1					$0.00
ii	Class A-2					$0.00
iii.	Class A-3					$0.00
iv.	Class A-4					$21,990,463.00
v.	For all Series 2003-1 Bonds					$21,990,463.00

	SERIES 2003-1	BOND INTEREST RATE	DAYS IN INTEREST PERIOD (1)	PRINCIPAL BALANCE		INTEREST DUE
vi.	Class A-1	2.26%	180/360	$0.00		$0.00
vii.	Class A-2	4.03%	180/360	$0.00		$0.00
viii.	Class A-3	4.95%	180/360	$0.00		$0.00
ix.	Class A-4	5.42%	180/360	$127,974,759.00		$3,468,115.97
x.	For All Series 2003-1 Bonds			$127,974,759.00		$3,468,115.97

				REQUIRED LEVEL		FUNDING REQUIRED
xi.	Series 2003-1 Overcollateralization Subaccount			$2,083,333.00		$855,943.32
xii.	Series 2003-1 Capital Subaccount			$2,500,000.00		$0.00

(1)	On 30/360 day basis for initial payment date; otherwise use one-half of annual rate.

4.	ALLOCATION OF REMITTANCES AS OF CURRENT PAYMENT DATE PURSUANT TO §8.02(d) OF INDENTURE

i.	Trustee Fees and Expenses (subject to cap-see 8.02(e)(i) of the Indenture):					$0.00
ii.	Indenture Manager Fees (subject to cap-see 8.02(e)(i) of the Indenture):					$2,000.00
iii.	Series 2003-1 Servicing Fee:					$200,000.00
iv.	Operating Expenses (subject to cap-see 8.02(e)(iii) of the Indenture):
	Trust Operating Expense:					$0.00
	Trust Accounting Expense:					$0.00
	Rating Agency Fees (already paid by Servicer):					$0.00
	Administration Fee:					$25,000.00
	Audit Fee (already paid by Administrator)					$29,923.00

		Total Fees and Expenses (i. through iv.)				$256,923.00

v.	Semi-Annual Interest -including any past-due for prior period(s)
				Per $1,000 of Original
	SERIES 2003-1			AGGREGATE		PRINCIPAL
	1.		Class A-1 Interest Payment			$0.00
	2.		Class A-2 Interest Payment			$0.00
	3.		Class A-3 Interest Payment			$0.00
	4		Class A-4 Interest Payment			$3,468,115.97

vi.	Principal Due and Payable as a Result of Event of Default or on Final Maturity Date
				Per $1,000 of Original
	SERIES 2003-1			AGGREGATE		PRINCIPAL
	1.		Class A-1 Principal Payment			$0.00
	2.		Class A-2 Principal Payment			$0.00
	3.		Class A-3 Principal Payment			$0.00
	4.		Class A-4 Principal Payment			$0.00

vii.	Semi-Annual Principal
				Per $1,000 of Original
	SERIES 2003-1			AGGREGATE		PRINCIPAL
	1.		Class A-1 Principal Payment			$0.00
	2.		Class A-2 Principal Payment			$0.00
	3.		Class A-3 Principal Payment			$0.00
	4.		Class A-4 Principal Payment			$21,990,463.00

viii.	Funding of Series 2003-1 Capital Subaccount (to required level)					$0.00
ix.	Funding of Series 2003-1 Overcollateralization Subaccount (to required level)					$855,943.32
x.	Investment Earnings on Series 2003-1 Capital Subaccount Released to Issuer					$124.60
xi.	Deposit to Series 2003-1 Reserve Subaccount					$458,493.36
xii.	Released to Issuer upon Retirement of all Bonds					$0.00
xiii.	AGGREGATE REMITTANCES AS OF CURRENT PAYMENT DATE					$27,030,063.25

5.	OUTSTANDING AMOUNT AND SERIES 2003-1 COLLECTION ACCOUNT BALANCE AS OF CURRENT PAYMENT DATE (AFTER GIVING EFFECT TO PAYMENTS TO BE MADE ON SUCH PAYMENT DATE):

	SERIES 2003-1

i.	Class A-1 Outstanding Amount					$0.00
ii.	Class A-2 Outstanding Amount					$0.00
iii.	Class A-3 Outstanding Amount					$0.00
iv.	Class A-4 Outstanding Amount					$105,984,296.00
v.	AGGREGATE OUTSTANDING AMOUNT OF ALL SERIES 2003-1 BONDS					$105,984,296.00

vi.	Series 2003-1 Reserve Subaccount Balance					$458,493.36
vii.	Series 2003-1 Overcollateralization Subaccount Balance					$2,083,333.00
viii.	Series 2003-1 Capital Subaccount Balance					$2,500,000.00
ix.	AGGREGATE SERIES 2003-1 COLLECTION ACCOUNT BALANCE					$5,041,826.36

6.	SUBACCOUNT WITHDRAWALS AS OF CURRENT PAYMENT DATE (IFAPPLICABLE, PURSUANT TO SECTION 8.02(e) OF INDENTURE):
i.	Series 2003-1 Reserve Subaccount					$0.00
ii.	Series 2003-1 Overcollateralization Subaccount					$0.00
iii.	Series 2003-1 Capital Subaccount					$0.00
iv.	TOTAL WITHDRAWALS					$0.00

7.	SHORTFALLS IN INTEREST AND PRINCIPAL PAYMENTS AS OF CURRENT PAYMENT DATE;

i.	Semi-annual Interest

	SERIES 2003-1
	1.	Class A-1 Interest Payment				$0.00
	2.	Class A-2 Interest Payment				$0.00
	3.	Class A-3 Interest Payment				$0.00
	4.	Class A-4 Interest Payment				$0.00

ii.	Semi-annual Principal

	SERIES 2003-1
	1.		Class A-1 Principal Payment			$0.00
	2.		Class A-2 Principal Payment			$0.00
	3.		Class A-3 Principal Payment			$0.00
	4.		Class A-4 Principal Payment			$0.00

8.	SHORTFALLS IN REQUIRED SERIES 2003-1 SUBACCOUNT LEVELS AS OF CURRENT PAYMENT DATE:

i.	Series 2003-1 Overcollateralization Subaccount					$0.00
ii.	Series 2003-1 Capital Subaccount					$0.00

	IN WITNESS HEREOF, the undersigned has duly executed and delivered this Semi-Annual Servicer's Certificate this 6th day of August, 2013.

			ONCOR ELECTRIC DELIVERY COMPANY,
			as Servicer,

			By:	/s/ John M. Casey
			Name:	John M. Casey
			Title:	Vice President - Treasurer